Exhibit 99.1

CONTACT:	William George	675 Bering Drive, Suite 400
	Chief Financial Officer	Houston, Texas 77057
	713-830-9600	713-830-9600
713-830-9696

FOR IMMEDIATE RELEASE

COMFORT SYSTEMS USA REPORTS FOURTH QUARTER AND FULL YEAR RESULTS

Houston, TX — February 27, 2014 — Comfort Systems USA, Inc. (NYSE: FIX), a leading provider of commercial, industrial and institutional heating, ventilation and air conditioning (“HVAC”) services, today announced net income attributable to Comfort Systems USA of $5,596,000 or $0.15 per diluted share, for the quarter ended December 31, 2013, as compared to $4,351,000 or $0.12 per diluted share, for the quarter ended December 31, 2012.  The Company reported revenue of $330,340,000 in the current quarter as compared to $315,870,000 in 2012.  The Company reported free cash flow of $10,250,000 in the current quarter, as compared to $24,840,000 in 2012.  Backlog as of December 31, 2013 was $603,603,000 as compared to $570,949,000 as of September 30, 2013 and $617,951,000 as of December 31, 2012.

Brian Lane, Comfort Systems USA’s Chief Executive Officer, said, “We are pleased to report a strong finish to 2013, as our operating teams continued to deliver solid execution and improved earnings.  We experienced very good cash flow, and our backlog strengthened noticeably for the first time in several quarters.  We believe that non-residential construction is showing signs of stabilization and slow recovery following the weakness of the past few years, however, to achieve our goals we will need to continue to improve execution and invest in growth.”

The Company reported net income attributable to Comfort Systems USA for the year ended December 31, 2013 of $27,269,000 or $0.73 per diluted share as compared to $13,463,000 or $0.36 per diluted share, for 2012.  The Company also reported revenue of $1,357,272,000 in 2013, as compared to $1,331,185,000 in 2012.  Free cash flow for 2013 was $22,127,000 as compared to free cash flow of $19,834,000 in 2012.

Earnings per share for the current quarter includes $0.02 arising from changes in the fair value of earn-out liabilities. As disclosed previously, earnings per share for the current year includes $0.03 arising from income from prior reporting periods, and full year 2013 earnings per share includes $0.04 from changes in the fair value of earn-out liabilities.

Mr. Lane continued, “From 2012 to 2013 our earnings increased significantly, and we continued our trend of generating cash year after year.  During 2013 we made a significant investment in service growth, and our strategic plan to grow service will reach full stride in 2014 as we will be training, investing in systems, and growing and adapting our service workforce to an unprecedented extent.  Although these investments will result in a net overall cost to earnings in 2014, we believe that the investments we are making will be self-funding beginning in 2015 and will provide valuable benefits for many years to come.”

Mr. Lane concluded, “Our outlook for 2014 is positive but realistic.  Although underlying pricing for our services is more stable than we have experienced over the past few years, we do not yet see evidence of significant incremental demand in most of our markets.  Overall, we will work in 2014 to improve on our 2013 results, and we will continue to invest in our business and seek new partners through disciplined acquisitions.”

As previously announced, the Company will host a webcast and conference call to discuss its financial results and position in more depth on Friday, February 28, 2014 at 10:00 a.m. Central Time.  The call-in number for this conference call is 1-888-713-4205 and enter 73081748 as the passcode.  Participants may pre-register for the call at https://www.theconferencingservice.com/prereg/key.process?key=PFDEJE9AH.  The Company anticipates that an accompanying slide presentation will also be available under the Investor tab.  Pre-registrants will be issued a pin number to use when dialing in to the live call, which will provide quick access to the conference by bypassing the operator upon connection.  The call can also be accessed on the Company’s website at www.comfortsystemsusa.com under the Investor tab.  A replay of the entire call will be available until 6:00 p.m. Central Time, Friday, March 7, 2014 by calling 1-888-286-8010 with the conference passcode of 80881154, and will also be available on our website on the next business day following the call.

Comfort Systems USA® is a premier provider of business solutions addressing workplace comfort, with 88 locations in 79 cities around the nation.  For more information, visit the Company’s website at www.comfortsystemsusa.com.

Certain statements and information in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “expect,” “anticipate,” “plan,” “intend,” “foresee,” “should,” “would,” “could,” or other similar expressions are intended to identify forward-looking statements, which are generally not historic in nature. These forward-looking statements are based on the current expectations and beliefs of Comfort Systems USA, Inc. and its subsidiaries (collectively, the “Company”) concerning future developments and their effect on the Company. While the Company’s management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting the Company will be those that it anticipates. All comments concerning the Company’s expectations for future revenues and operating results are based on the Company’s forecasts for its existing operations and do not include the potential impact of any future acquisitions. The Company’s forward-looking statements involve significant risks and uncertainties (some of which are beyond the Company’s control) and assumptions that could cause actual future results to differ materially from the Company’s historical experience and its present expectations or projections. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to: the use of incorrect estimates for bidding a fixed-price contract; undertaking contractual commitments that exceed the Company’s labor resources; failing to perform contractual obligations efficiently enough to maintain profitability; national or regional weakness in construction activity and economic conditions; financial difficulties affecting projects, vendors, customers, or subcontractors; the Company’s backlog failing to translate into actual revenue or profits; failure of third party subcontractors and suppliers to complete work as anticipated;  difficulty in obtaining or increased costs associated with bonding and insurance; impairment to goodwill; errors in the Company’s percentage-of-completion method of accounting; the result of competition in the Company’s markets; the Company’s decentralized management structure; material failure to comply with varying state and local laws, regulations or requirements; debarment from bidding on or performing government contracts; shortages of labor and specialty building materials; retention of key management; seasonal fluctuations in the demand for HVAC systems; the imposition of past and future liability from environmental, safety, and health regulations including the inherent risk associated with self-insurance; adverse litigation results; an increase in our effective tax rate; a cyber security breach; and other risks detailed in our reports filed with the Securities and Exchange Commission.

For additional information regarding known material factors that could cause the Company’s results to differ from its projected results, please see its filings with the SEC, including its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K.

Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events, or otherwise.

— Financial tables follow —

Comfort Systems USA, Inc.

Consolidated Statements of Operations

For the Three Months and Twelve Months Ended December 31, 2013 and 2012

(in thousands, except per share amounts)

	Three Months Ended
	December 31, (unaudited)				Twelve Months Ended December 31,
	2013	%	2012	%	2013	%	2012	%
Revenue	$330,340	100.0%	$315,870	100.0%	$1,357,272	100.0%	$1,331,185	100.0%
Cost of services	268,912	81.4%	260,797	82.6%	1,117,389	82.3%	1,123,564	84.4%
Gross profit	61,428	18.6%	55,073	17.4%	239,883	17.7%	207,621	15.6%

SG&A	52,591	15.9%	47,028	14.9%	194,214	14.3%	185,809	14.0%
Gain on sale of assets	(222)	(0.1)%	(53)	—	(589)	—	(491)	—
Operating income	9,059	2.7%	8,098	2.6%	46,258	3.4%	22,303	1.7%

Interest expense, net	(315)	(0.1)%	(361)	(0.1)%	(1,328)	(0.1)%	(1,571)	(0.1)%
Changes in the fair value of contingent earn-out obligations	950	0.3%	767	0.2%	1,646	0.1%	662	—
Other income	20	—	63	—	204	—	145	—
Income before income taxes	9,714	2.9%	8,567	2.7%	46,780	3.4%	21,539	1.6%

Income tax expense	3,782		4,014		18,148		10,045
Income from continuing operations	5,932	1.8%	4,553	1.4%	28,632	2.1%	11,494	0.9%

Income (loss) from discontinued operations, net of income tax expense (benefit) of $(62), $175, $(119) and $212	3		592		(76)		355
Net income including noncontrolling interests	5,935	1.8%	5,145	1.6%	28,556	2.1%	11,849	0.9%

Less: Net income (loss) attributable to noncontrolling interests	339		794		1,287		(1,614)
Net income attributable to Comfort Systems USA, Inc.	$5,596	1.7%	$4,351	1.4%	$27,269	2.0%	$13,463	1.0%

Income per share attributable to Comfort Systems USA, Inc.:
Basic—
Income from continuing operations	$0.15		$0.10		$0.73		$0.35
Income from discontinued operations	—		0.02		—		0.01
Net income	$0.15		$0.12		$0.73		$0.36

Diluted—
Income from continuing operations	$0.15		$0.10		$0.73		$0.35
Income from discontinued operations	—		0.02		—		0.01
Net income	$0.15		$0.12		$0.73		$0.36

Shares used in computing income per share:
Basic	37,426		37,070		37,245		37,112
Diluted	37,808		37,238		37,536		37,259

Note 1:  The diluted earnings per share data presented above reflects the dilutive effect, if any, of stock options and contingently issuable restricted stock which were outstanding during the periods presented.

Supplemental Non-GAAP Information — Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (“Adjusted EBITDA”) — (Unaudited)

	Three Months Ended				Twelve Months Ended
	December 31,				December 31,
	2013	%	2012	%	2013	%	2012	%

Net income including noncontrolling interests	$5,935		$5,145		$28,556		$11,849
Discontinued operations	(3)		(592)		76		(355)
Income taxes	3,782		4,014		18,148		10,045
Other income	(20)		(63)		(204)		(145)
Changes in the fair value of contingent earn-out obligations	(950)		(767)		(1,646)		(662)
Interest expense, net	315		361		1,328		1,571
Gain on sale of assets	(222)		(53)		(589)		(491)
Depreciation and amortization	4,653		5,140		18,554		20,569
Adjusted EBITDA	$13,490	4.1%	$13,185	4.2%	$64,223	4.7%	$42,381	3.2%

Note 1:  The Company defines adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”) as net income including noncontrolling interests, excluding discontinued operations, income taxes, other (income) expense, net, changes in the fair value of contingent earn-out obligations, interest expense, net, gain on sale of assets, and depreciation and amortization.  Other companies may define Adjusted EBITDA differently. Adjusted EBITDA is presented because it is a financial measure that is frequently requested by third parties.  However, Adjusted EBITDA is not considered under generally accepted accounting principles as a primary measure of an entity’s financial results, and accordingly, Adjusted EBITDA should not be considered an alternative to operating income (loss), net income (loss), or cash flows as determined under generally accepted accounting principles and as reported by the Company.

Comfort Systems USA, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

	December 31,	December 31,
	2013	2012

Cash and cash equivalents	$52,054	$40,757
Accounts receivable, net	267,470	256,959
Costs and estimated earnings in excess of billings	28,122	26,204
Assets related to discontinued operations	339	1,582
Other current assets	49,012	47,051
Total current assets	396,997	372,553
Property and equipment, net	46,861	41,416
Goodwill	114,588	114,588
Identifiable intangible assets, net	37,383	44,515
Other noncurrent assets	5,993	7,682
Total assets	$601,822	$580,754

Current maturities of long-term debt	$—	$300
Current maturities of notes to former owners	2,000	—
Accounts payable	100,825	100,641
Billings in excess of costs and estimated earnings	64,588	73,814
Liabilities related to discontinued operations	366	767
Other current liabilities	101,659	93,065
Total current liabilities	269,438	268,587
Long-term debt, net of current maturities	—	2,100
Notes to former owners, net of current maturities	—	5,000
Other long-term liabilities	18,362	17,761
Total liabilities	287,800	293,448
Comfort Systems USA, Inc. stockholders’ equity	295,834	270,405
Noncontrolling interests	18,188	16,901
Total stockholders’ equity	314,022	287,306
Total liabilities and stockholders’ equity	$601,822	$580,754

Selected Cash Flow Data (in thousands):

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2013	2012	2013	2012
Cash provided by (used in):
Operating activities	$14,641	$27,078	$38,423	$30,510
Investing activities	$(4,391)	$(2,195)	$(16,253)	$(23,168)
Financing activities	$(3,501)	$(19,791)	$(10,873)	$(17,822)

Free cash flow:
Cash from operating activities	$14,641	$27,078	$38,423	$30,510
Purchases of property and equipment	(4,932)	(2,377)	(17,403)	(11,782)
Proceeds from sales of property and equipment	541	139	1,107	1,106

Free cash flow	$10,250	$24,840	$22,127	$19,834

Note 1:  Free cash flow is defined as cash flow from operating activities less customary capital expenditures, plus the proceeds from asset sales.  Other companies may define free cash flow differently.  Free cash flow is presented because it is a financial measure that is frequently requested by third parties.  However, free cash flow is not considered under generally accepted accounting principles as a primary measure of an entity’s financial results, and accordingly, free cash flow should not be considered an alternative to operating income, net income, or cash flows as determined under generally accepted accounting principles and as reported by the Company.